CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Pre-effective Amendment No. 2 to the Registration Statement on
Form S-1 (No. 333-164778) of our report dated March 22, 2010 relating to the financial statements, which appears in the PHL Variable Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Hartford, Connecticut

December 15, 2010